Exhibit 99.1

CohBar Advances First-in-Class Mitochondria Based Therapeutic to IND-Enabling Activities

Menlo Park, California – September 30, 2016 - CohBar, Inc. (OTCQX: CWBR and TSXV: COB.U), an innovative biotechnology company focused on developing mitochondria based therapeutics (MBTs) for age-related diseases, today announced the selection of two analogs from the company’s MOTS-c program for advancement into IND-enabling activities. The drug candidates, CB4209 and CB4211, have demonstrated significant therapeutic potential in pre-clinical models for the treatment of obesity, with additional confirmatory studies planned to determine therapeutic potential for the treatment of nonalcoholic steatohepatitis (NASH), and as a potential add-on to other drugs for the treatment of type 2 diabetes.

“We see this milestone as an important step in demonstrating the enormous potential of mitochondria based therapeutics for the treatment of metabolic disorders underlying age-related diseases. Our extensive preclinical studies with our internally developed MOTS-c analogs continue to validate their novel mechanisms of action for metabolic regulation and protection,” said Simon Allen, CohBar’s CEO. “Our MBT studies demonstrated significantly greater weight loss together with more selective reduction of fat mass versus lean mass in head-to-head comparison to a market-leading obesity drug. We also observed improvements in triglyceride levels with MBT treatment, as well as favorable effects on liver enzyme markers associated with fatty liver disease and NASH.”

MOTS-c belongs to a novel class of peptides derived from the mitochondrial genome. Until recently, scientists believed the mitochondrial genome contained only 37 genes and, as a result, it had been relatively unexplored as a focus of drug discovery efforts. Research by CohBar founders and their academic collaborators revealed that the mitochondrial genome has dozens of potential new genes that encode peptides. In preclinical models of age-related diseases, a number of these peptides have shown potential disease-modifying effects including metabolic, neuro-protective, cyto-protective and anti-inflammatory effects. CohBar’s efforts are focused on developing MOTS-c and its expanding portfolio of mitochondrial-derived peptides into mitochondria based therapeutics (MBTs).

CohBar is initiating IND-enabling activities and confirmatory studies for both of these first-in-class MOTS-c analog drug candidates, with the goal of initiating human clinical studies in early 2018.

CohBar will host a conference call and WebEx for investors on October 13, 2016 to provide additional details on the Company’s preclinical studies and the potential of these MBTs to address the unmet medical needs and market opportunities in obesity, NASH and type 2 diabetes (details provided below).

Obesity

Obesity is now recognized as the most prevalent metabolic disease world-wide, reaching epidemic proportions in both developed and developing countries and affecting all age groups. More than one-third of the U.S. adult population, and over 40% of U.S. age groups between 45 and 75, have obesity. The prevalence of class III, or morbid, obesity (body mass index ≥40) has increased dramatically in several countries and currently affects 6% of adults in the US, with an estimated increase of 130% over the next two decades. Obesity is a major risk factor for age-related diseases such as heart disease, stroke, type 2 diabetes and certain types of cancer.

Nonalcoholic Steatohepatitis (NASH)

NASH is a serious chronic liver disease characterized by inflammation and excessive fat accumulation in the liver that can lead to progressive fibrosis, cirrhosis, liver failure and cancer. It most often occurs in persons who are middle-aged and overweight or obese, and ranks as one of the major causes of cirrhosis in America. NASH is estimated to affect as many as 15 million people in the US. There are currently no approved therapies for the treatment of NASH.

Conference Call and WebEx Information:

Date: October 13, 2016

Time: 1:30 p.m. (PST)

Audio, Dial-in U.S. and Canada: (888) 634-7543

Audio, Dial-in International: (719) 325-2370

Conference ID#: 6208160

WebEx - Slide Presentation:

https://meetings.webex.com/collabs/#/meetings/detail?uuid=M86HOM1FAIU0T5AFT676KJ5HHB-7UA1&rnd=516521.25772

(For individuals participating in the Conference Call and WebEx, we request you please call into the audio and log into WebEx approximately 5-10 minutes before the 1:30 p.m. PST start of the presentation so that we can begin promptly).

An audio recording of the conference call will be available on the CohBar website (www.cohbar.com).

About CohBar

CohBar (OTCQX: CWBR and TSXV: COB.U) is a leader in the research and development of mitochondria based therapeutics, an emerging class of drugs for the treatment of diseases associated with aging. MBTs originate from the discovery of a novel group of peptides within the genome of mitochondria, the powerhouses of the cell. This groundbreaking discovery was made by our founders, world leaders in the biology of aging, metabolism and mitochondrial genomics. MBTs offer the potential to address a broad range of diseases such as obesity, type 2 diabetes, cancer, atherosclerosis, and neurodegenerative disorders.

For additional company information, please visit www.cohbar.com.

Forward-looking statements

This news release contains forward-looking information about the company’s CB4209 and CB4211 drug candidate program including statements about the potential therapeutic benefits of these and other MBTs, and statements regarding the company’s plans to pursue IND-enabling activities and potential future clinical studies in humans. These forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties that could cause actual results to differ materially from those implied by such statements. These risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated commencement and completion dates for IND-enabling and initial clinical studies, as well as the possibility of unfavorable study results, including unfavorable new data and additional analyses of existing data; risks associated with initial data, including the risk that results of additional pre-clinical or clinical studies may be different from (including less favorable than) the earlier data results and may not support further clinical development; whether and when any investigational new drug application may be filed with regulatory authorities for CB4209 or CB4211; whether and when regulatory authorities may approve any such applications, and other decisions by regulatory authorities that could affect the availability or commercial potential of CB4209 or CB4211. Additional risks and uncertainties include CohBar’s ability to retain key personnel, expand its research operations, and obtain financing necessary to continue its operations and fund its drug candidate programs. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission and applicable Canadian securities regulators, which are available on our website, and at www.sec.gov or www.sedar.com. You are cautioned that such statements are not guarantees of future performance and that our actual results may differ materially from those set forth in the forward-looking statements. The forward-looking statements and other information contained in this news release are made as of the date hereof and CohBar does not undertake any obligation to update publicly or revise any forward-looking statements or information, whether as a result of new information, future events or otherwise, unless so required by applicable securities laws.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Contact:

Jon Stern, COO

CohBar, Inc.

(650) 446-7830

jon.stern@cohbar.com

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